Exhibit 1(e)
(TRANSLATION)
MITSUBISHI UFJ FINANCIAL GROUP, INC.
AUDIT COMMITTEE CHARTER

1.Purpose
i.The Audit Committee (“Committee”), as a committee of the Board of Directors (“Board”) of Mitsubishi UFJ Financial Group, Inc. (“Company”), shall oversee the Company’s operations as set forth herein.
ii.Pursuant to the provisions of the Companies Act of Japan, the Committee shall conduct an audit on the execution by the members of the Board and the corporate executive officers of the Company of their respective duties and responsibilities (“Companies Act Audit”) and shall prepare a report on such audit.
iii.The Committee shall assist the Board with oversight of the operations of the Company and its subsidiaries (collectively, “Group”) by overseeing the following:
a.financial reporting,
b.risk management and internal controls,
c.compliance,
d.internal audits, and
e.external audits.
iv.The above purpose shall include all such duties and responsibilities as are imposed by the laws, regulations and rules in Japan (“Japanese Law”) and the U.S. Securities Exchange Act of 1934, the rules of the U.S. Securities and Exchange Commission (“SEC”) and the rules of the New York Stock Exchange (“U.S. Law” and, together with Japanese Law, “Applicable Laws”) on companies, including the Company, which are publicly listed in Japan and in the United States.
2.Composition
i.Membership
a.The Committee shall consist of five or more non-executive directors who shall be appointed as members of the Committee (“Committee Members”) by the Board each year based on recommendations of the Nominating and Governance Committee of the Company.
b.The Committee shall, as appropriate, engage in communications with and, to the extent it deems necessary, provide its view to, the Board and the Nominating and Governance Committee of the Company regarding appointments of Committee Members.
c.Each Committee Member shall have such qualifications as are required by Applicable Laws for members of audit committees, including the independence requirements under U.S. Law, and have such expertise and work experience as are necessary to fulfill the duties and responsibilities of a Committee Member. The Committee shall collectively maintain appropriate knowledge and expertise relating to the capital markets and the financial sector.
d.At least one Committee Member shall be an “audit committee financial expert” as determined by the Board in accordance with Item 16A of Form 20-F.
ii.The Board shall appoint a Committee Member who is an “independent outside director” as such term is defined by Japanese Law to serve as the Committee Chair. The Committee Chair shall not concurrently serve as the chair of any other committees of the Board (except any such subcommittee as the Committee may create pursuant to Section 4.ⅴ hereof). The Committee Chair shall (1) call meetings of the Committee, (2) establish the agendas for the meetings in consultation with the other Committee Members, (3) preside at the meetings, and (4) communicate and share information with the other Committee Members and the Chairs of the Board and the other committees of the Board as appropriate.
iii.Each Committee Member shall report to the Board on the Committee’s discussions and actions as appropriate.

iv.The Committee may have up to two Committee Members engaged in Committee activities on a full-time basis (“full-time committee members”). The full-time committee members shall attend meetings of the other committees of the Board, and the Executive Committee, the Disclosure Committee and other committees and organizations of the Company as appropriate, and shall report to the Committee on such meetings.
v.The Committee shall establish a secretariat office to assist the Committee in administering and managing the operations of the Committee. The secretariat office shall be staffed with employees from the Internal Audit Division of the Company and such other persons as the Committee determines appropriate.
3.Operations
i.The Committee shall meet once a month unless it otherwise determines, in which case it shall meet as it deems necessary.
ii.The quorum for a meeting of the Committee shall be a simple majority of the Committee Members.
iii.The Committee may, as it deems necessary, have the external auditor, other members of the Board, the Chief Audit Officer (Group CAO), the Chief Compliance Officer (Group CCO), the Chief Financial Officer (Group CFO) and other corporate executive officers and employees of the Company, and any external adviser retained pursuant to Section 4.ⅵ hereof attend its meetings.
iv. The Committee shall, as necessary, communicate with other members of the Board and the corporate executive officers and other employees of the Company. The Committee shall, as appropriate, exchange opinions with the representative corporate executive officers of the Company.
v.The Committee shall, as necessary, obtain reports from management and other employees of the Company with respect to such matters subject to the oversight of the audit committees, audit and supervisory committees, and corporate auditors (“audit committees and other committees”) of the Company’s subsidiaries as the Committee deems may have a material impact on the Group.
vi.The Committee shall, as it deems necessary, obtain the assistance of the Group CAO and Internal Audit Division of the Company, through their cooperation with the internal audit divisions of the Company’s subsidiaries or other appropriate means, with the Committee’s coordination with the audit committees and other committees of the Company’s subsidiaries.
vii. The Committee shall have prepared and maintained minutes of its meetings to properly record its discussions, deliberations, reports, and other actions and activities. The Committee may, as it deems appropriate, make such minutes, in part or whole, available to other members of the Board.
viii.The Committee shall report to the Board on the Committee’s discussions, deliberations, reports, and other actions and activities as appropriate, and shall make recommendations to the Board as necessary.
ix.The Committee shall conduct an annual evaluation of the performance of its duties and responsibilities and shall report the results of such evaluation to the Board.
4.Authority
i.The Committee shall have such authority as is necessary to fulfill its purpose set forth in Section 1 hereof and its duties and responsibilities set forth in Section 5 hereof in accordance with Applicable Laws and any such other authority as is granted to it by Applicable Laws.
ii.The Committee shall have the authority to request such information relating to the operations of the Group as it deems necessary from the external auditor, other members of the Board, and the corporate executive officers and other employee of the Company in accordance with Applicable Laws.
iii.The Committee shall have the authority to request, in accordance with Applicable Laws, from the audit committees and other committees of the Company’s subsidiaries such information relating to their discussions, deliberations, reports, and other actions and activities, as well as investigations conducted by them and other matters as it deems necessary.
iv.The Committee shall have the authority to conduct any such investigation relating to the Group’s operations and assets and other matters as it deems necessary in accordance with Applicable Laws.
v.The Committee shall have the authority to delegate any of its duties and responsibilities, together with the necessary authority, to one or more subcommittees consisting of one or more Committee Members as the Committee determines appropriate.

vi.The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of such external advisers as it determines necessary.
vii.The Company shall provide such funding and other resources as the Committee determines appropriate for the fulfillment of the Committee’s purpose and duties and responsibilities set forth herein.
5.Duties and Responsibilities
i.Companies Act Audits
a.The Committee shall conduct a Companies Law Audit on the execution by the members of the Board and the corporate executive officers of the Company of their respective duties and responsibilities based on such audit policy and plans as the Committee adopts for each fiscal year.
b.The Committee shall, as appropriate, report to the Board on its audit policy and plan for such Companies Law Audit.
c.The Committee shall report to the Board on the results of its Companies Act Audit in the form of an audit report to be included in the Company’s Annual Business Report for each fiscal year or otherwise presented.
ii.Oversight of Financial Reporting
a.The Committee shall discuss with the external auditor and management, and examine, the following matters relating to financial reporting:
•The Company’s financial statements and accompanying notes prepared in accordance with Japanese Law and generally accepted accounting principles in Japan (“Japanese GAAP”) (including the Company’s non-consolidated and consolidated financial statements and accompanying schedules prepared in accordance with the Companies Act and the Company’s non-consolidated and consolidated full-year and semi-annual financial statements and accompanying notes prepared in accordance with the Financial Instruments and Exchange Act of Japan) (collectively, the “Japanese GAAP Financial Statements”).
•The Company’s financial information prepared in accordance with U.S. Law and generally accepted accounting principles in the United States (“U.S. GAAP”) and filed with the SEC (including the Company’s financial statements, accompanying notes and financial analysis and discussion filed on Form 20-F with, and the Company’s semi-annual financial statements, accompanying notes and financial analysis and discussion submitted on Form 6-K to, the SEC) (collectively, the “U.S. GAAP Financial Information”).
•The Company’s quarterly reports prepared in accordance with Japanese GAAP (including the Company’s quarterly reports prepared in accordance with the Financial Instrument and Exchange Act) (“Japanese GAAP Quarterly Reports”).
b.The Committee shall examine the financial information included in the Company’s earnings releases (kessan-tanshin), press releases, investor relations materials and other information that are published in connection with the Japanese GAAP Financial Statements, the U.S. GAAP Financial Information and the Japanese GAAP Quarterly Reports prior to their publication, considering discussions of the Disclosure Committee and the Executive Committee and other relevant information.
c. The Committee shall discuss with the external auditor, the Internal Audit Division and management, and examine, the Group’s critical accounting policies and practices (including those accounting policies and practices which relate to such items as critical accounting estimates, items requiring a high degree of judgment, items involving uncertainty such as contingent liabilities, and related party transactions) and related disclosures.
d.The Committee shall obtain reports from the external auditor and management with respect to any material communications relating to the Group’s financial and accounting matters between the external auditor and management in accordance with Applicable Laws. The Committee shall discuss with the external auditor and management, and examine, disagreements between them regarding such matters to resolve such disagreements.
e.The Committee shall prepare a report based on the result of its examination of the Company’s non-consolidated and consolidated financial statements and accompanying schedules prepared in accordance with Japanese GAAP and present such report to the Board.
iii.Oversight of Risk Management and Internal Controls

a.The Committee shall obtain reports from management, the Internal Audit Division and the external auditor on, examine and evaluate any significant risks and the risk management and corporate governance frameworks of the Group and the operation of such frameworks.
b.The Committee shall communicate and coordinate, as appropriate, with the Risk Committee of the Company with respect to the Group’s risk management through such means as the participation of the full-time committee members in meetings of the Risk Committee and discussions with the Risk Committee, as necessary.
c.The Committee shall obtain reports from management, the Internal Audit Division and the external auditor on, discuss and examine the following matters relating to the Group’s internal control over financial reporting:
• The Group’s accounting and financial reporting processes and the frameworks for internal controls over the Group’s accounting and financial reporting and the operation of such frameworks.
•Management’s assessment of the effectiveness of such processes and internal controls, the Internal Audit Division’s audit relating to management’s assessment of the same, and the external auditor’s evaluation of the same.
•Any significant deficiency, material weakness or other similar issue identified through such assessment, audit or evaluation.
•Management’s responses to any such deficiency, weakness or issue.
•Any fraud, or reasonably suspected fraud, that involves management or other employees who have a significant role in the Group’s processes and internal controls described above.
d.The Committee shall obtain reports from management, the Internal Audit Division and the external auditor on, discuss and examine the framework for the disclosure controls for the Company’s disclosures and the operation of such framework.
iv.Oversight of Compliance
a.The Committee shall oversee the framework for the Group’s compliance with Applicable Laws and other applicable laws, regulations and rules and the operation of such framework.
b.The Committee shall obtain reports from management on, and examine, the status of any material failure of the Group to comply with Applicable Laws or other applicable laws, regulations or rules, and any legal proceedings or regulatory matters.
c.The Committee shall review the Group’s codes of ethics and other internal rules, monitor compliance with such codes and rules, and evaluate the framework for ensuring compliance with such codes and rules.
d.The Committee shall establish procedures (i) pertaining to complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) for the confidential, anonymous submission by Group employees of concerns regarding questionable accounting or auditing matters, and shall handle any such complaint and concern received through such procedures in a confidential and appropriate manner. The Committee shall obtain reports from the audit committees and other committees of the Company’s subsidiaries on, and examine, their handling of concerns received directly from subsidiary employees pertaining to the same matters.
v.Oversight of Internal Audits
a.The Committee shall review and evaluate the framework for the Group’s internal audit function and the operation of such framework.
b.The Committee shall obtain the Internal Audit Division’s explanations on, and discuss with such Division, such Division’s proposed audit plan, risk assessment based on which such plan has been prepared, audit focus areas, and staffing plan including retention of any external expert, and shall approve such audit plan.
c.The Committee shall obtain the Internal Audit Division’s reports on, and discuss with such Division, any significant matters relating to an internal audit, including the execution, findings and results of, and communications with management regarding, the internal audit, and shall provide instructions, as necessary, to such Division.

d.The Committee shall examine the evaluation of the Internal Audit Division periodically performed, and any recommendation made, by an external third party and shall evaluate the Internal Audit Division’s responses to such evaluation or recommendation.
e.The Committee shall obtain reports from the Internal Audit Division on, and evaluate, the performance of its duties and responsibilities, and such Division’s measures designed to continuously improve and enhance the internal audit function, including audit methodologies and human resource development, and the implementation of such measures.
f.The Committee shall determine the appointment of the Group CAO and other personnel who perform significant internal audit functions, and shall communicate such determination to the Nominating and Governance Committee of the Board.
g.The Committee shall perform an annual evaluation of the Group CAO, considering the performance of the Internal Audit Division, and submit such evaluation to the Compensation Committee of the Board.
vi.Oversight of External Audits
a.The Committee shall oversee the work of the external auditor and obtain reports directly from the external auditor.
b.The Committee shall set a policy for the appointment, termination and non-appointment of the external auditor and, in accordance with such policy, determine whether to submit to shareholder vote a proposal for the appointment, termination and non-appointment of the external auditor.
c.The Committee shall obtain the external auditor’s explanations on the external auditor’s proposed annual audit plan, any material changes in such plan, the risk assessment based on which such plan has been prepared, audit focus areas, estimated audit work hours and other related matters, and shall discuss and evaluate such plan.
d.The Committee shall obtain from, and discuss with, the external auditor an estimate of audit work hours and a fee proposal for auditing the Company’s financial statements and internal control over financial reporting based on the external auditor’s audit plan, and shall approve such estimate and proposal.
e.The Committee shall, as appropriate, obtain the external auditor’s reports on, and discuss with the external auditor, any significant matters relating to the Company’s accounting, internal controls and financial reporting, including the execution, findings and results of, and communications with management regarding, the external auditor’s audit, and shall examine and evaluate the audit performed by the external auditor.
f.The Committee shall pre-approve any non-audit services to be provided to the Group by the external auditor and any of its domestic and overseas member firms by ensuring, prior to the provision of such services, that such non-audit services are not prohibited under Applicable Laws or other applicable laws, regulations or rules. The Committee shall establish appropriate policies and procedures for pre-approving such non-audit services.
g.The Committee shall obtain explanations from the external auditor on, and evaluate, the external auditor’s compliance, and the framework for ensuring compliance, with the auditor independence standards under Applicable Laws and other applicable laws, regulations and rules.
h.The Committee shall obtain from the external auditor reports on, and examine, any material issues raised by any quality-control reviews (including any internal or peer quality-control reviews and any inquiries, inspections or investigations by governmental or professional authorities in Japan, the United States and other jurisdictions) and any steps taken to deal with such issues, and shall evaluate the quality of services provided by the external auditor.
i.The Committee shall, at least annually, receive the external auditor’s explanation or presentation on, and evaluate, the external auditor’s audit quality-control framework (including the frameworks for executing audit work with required expertise and for ensuring compliance with the applicable independence requirements).
j.The Committee shall examine and evaluate whether all of the matters that the external auditor is required to communicate to the Committee under Applicable Laws and other applicable laws, regulations and rules have been appropriately communicated to the Committee.
k.The Committee shall set the Group’s hiring policies for employees or former employees of the external auditor and evaluate the implementation of such policies.

6.Coordination with the Audit Committees and Other Committees of the Company’s Subsidiaries
i.The Committee shall monitor the oversight of the operations of the Company’s domestic and overseas subsidiaries by their audit committees and other committees through coordination with such audit committees and other committees in accordance with Sections 6.ⅱ and 6.ⅲ hereof to ensure the effective and efficient oversight of the operations of the Group.
ii.The Committee shall coordinate with the audit committees and other committees of MUFG Bank, Ltd., Mitsubishi UFJ Trust and Banking Corporation, Mitsubishi UFJ Securities Holding Co., Ltd. and Mitsubishi UFJ NICOS Co., Ltd. in the following manner or otherwise as appropriate:
a.The Committee shall obtain reports from such audit committees and other committees on, and discuss with such audit committees, the audit plans, the execution of such plans and the audit reports relating to their respective Companies Act Audits.
b.The Committee shall obtain from such audit committees and other committees information relating to their discussions and other activities and, if determined necessary by the Committee, request such audit committees and other committees to submit minutes of their meetings and other meeting materials and otherwise provide reports on their discussions and other activities in accordance with Applicable Laws.
c.The full-time committee members shall, as necessary, attend meetings of such audit committees and other committees and report to the Committee on such meetings as appropriate.
The Committee shall coordinate with the audit committees and other committees of the Company’s other subsidiaries in Japan, as necessary, by obtaining reports from such audit committees and other committees on, and discussing with such audit committees and other committees, their respective Companies Act Audits and other matters.
In coordinating with the audit committees and other committees of the Company’s subsidiaries in Japan as set forth above, the Committee shall consider all applicable requirements under Japanese Laws, including any requirement for such audit committees and other committees to maintain their independence with respect to decision-making.
iii. The Committee shall, as necessary, coordinate with the audit committees and other committees of the Company’s overseas subsidiaries as well and request for information from such audit committees and other committees. In making such coordination and request, the Committee shall, as necessary, coordinate with the audit committees and other committees of the Company’s domestic subsidiaries that are intermediate holding companies of such overseas subsidiaries. In coordinating with such audit committees and other committees, the Committee shall consider the requirements of all applicable local and other laws, regulations and rules to which such audit committees and other committees are subject, including any requirement for such audit committees and other committees to maintain their independence with respect to decision-making.
iv. The Committee shall, as necessary, provide the audit committees and other committees of the Company’s subsidiaries with appropriate assistance, including the following, designed to enhance the oversight of the operations of the Group by such audit committees and other committees:
a.plan and provide training and other sessions for the members of such audit committees and other committees, and
b.implement, as appropriate, measures to promote interactions and communications among the Committee and such audit committees and other committees to enhance the performance of their duties and responsibilities, including providing such audit committees and other committees with information to help enhance their administration and operations.
7.Amendments
i.The Committee shall annually review this Charter in terms of its effectiveness, appropriateness and other criteria, considering the Committee’s self-evaluation conducted in accordance with Section 3.ⅸ hereof, and determine whether the Charter should be amended. If the Committee determines that any amendment to the Charter is necessary, the Committee shall propose such amendment to the Board.
End
Date of Establishment
December 1, 2017

Dates of Amendments
July 1, 2018
July 1, 2022
February 3, 2023